Exhibit 99.1

Contango Oil & Gas Company Announces New Company Officers

HOUSTON--(BUSINESS WIRE)--June 1, 2010--Contango Oil & Gas Company (NYSE Amex: MCF) announced today that Sergio Castro, the Company’s Vice President and Treasurer, has been appointed Chief Financial Officer by the Company’s Board of Directors. Kenneth R. Peak, the Company’s Chairman and Chief Executive Officer, said, “Sergio has been with the Company for four years and has done an outstanding job, and has truly earned this promotion. I have been the Chief Financial Officer since inception of Contango in 1999 and it is a pleasure to transfer the CFO mantle to Sergio.”

Additionally, Slava Makalskaya, who joined the Company in March 2010, has been appointed Vice President and Controller by the Company’s Board of Directors. Ms. Makalskaya was most recently a director at PricewaterhouseCoopers in New York, where she assisted clients with M&A transactions as well as advised clients with complex accounting and financial reporting issues. Ms. Makalskaya is a CPA and has approximately 18 years of work experience in accounting and finance, including 13 years in public accounting. While in the audit practice of PricewaterhouseCoopers and Arthur Andersen, her clients included many oil and gas public and private companies. Mr. Peak said, “Slava brings broad industry experience, a 'shirt-sleeves' accounting acumen, and has hit the ground running.”

The Company also announced that Lesia Bautina, the Company’s Senior Vice President and Controller, has retired from the Company effective June 1, 2010 to spend additional time with her family. Ms. Bautina will remain as a consultant to the Company. Mr. Peak continued, “Lesia has been my partner from nearly day one and Contango has benefited greatly from her intelligence, perseverance, and can-do attitude. We are fortunate that she will continue working with us as a consultant. I am grateful for all that Lesia has done for the Company and especially thankful for her friendship.”

Contango is a Houston-based, independent natural gas and oil company. The Company’s business is to explore, develop, produce and acquire natural gas and oil properties primarily offshore in the Gulf of Mexico. Additional information can be found on our web page at www.contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects," “projects,” "anticipates," "plans," "estimates," "potential," "possible," "probable," or "intends," or stating that certain actions, events or results "may," "will," "should," or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

CONTACT:
Contango Oil & Gas Company
Kenneth R. Peak, 713-960-1901
www.contango.com